                                                                      EXHIBIT 11

To:     See Distribution

From:   Earl Inniss, Business Analyst
        UL Dev & Admin - Aurora
        X153-7943

Date:   February 2, 1990

Re:     TAMRA - Premium Payment Processing
        FPL's/FPMLI

This memorandum addresses the action to be taken when a TAMRA violation is detected. Our intent is to install this modification as soon as possible while continuing to refine the processing necessary to fully support Material Changes, 1035's, Term Conversions and Payouts for policies under the MEC status.

Currently, UL customers are notified of a violation on the policy anniversary. This modification will now provide for notification at the time of violation for annual and semi-annual policies and continues anniversary notification for monthly payment arrangements (Check-O-Matic, Government Allotment Etc.).

As currently done, policies will be tested to determine if payments received cause the accumulated premiums to exceed the 7-Pay limits. When a payment does cause a violation, the system will set the MEC Indicator to 'P' for pending, and begin recording the amount in excess of the 7-Pay guideline.

If a premium refund is made up to 60 days after the policy anniversary following detection, the policy will be de-MECd. If no request for refund is received, the policy will become a permanent MEC.

Please direct any comments to my attention by March 1, 1990.


/s/ Earl Inniss
-----------------------------
Earl Inniss

                               SYSTEM PROCESSING
                               -----------------

When an NA/MA payment is received, determine the value in the ME Indicator field.

If the ME Indicator is 'Y', take no action.

If the ME Indicator is 'P' and the Call-up date is more than 90 days away from current date (i.e. current date is prior to the next anniversary), add the NA/MA amount to the existing Violation Amount.

If NA/MA payments are received while the ME Indicator is 'P', and the Call-up date is 90 days or less away from current date, the payments are not to be added to the existing Violation Amount. Policies in this condition will either become MECs on the Call-up date and no longer require testing, or have refunds processed and again become subject to violation testing.

If the ME Indicator is 'X', 'N' or blank, access the appropriate 7-Pay module to determine if there is a violation.


If in violation:

--  Set ME Indicator to 'P'
--  Set ME Date to equal the NA/MA effective date
--  The ME Test Date will be the policy issue date
--  The MEC Guideline will be the 7-pay premium
--  The Violation Amount will equal the calculated excess
-- The Call-up date will equal three month-a-versaries from the next policy anniversary date

Violations on Annual and Semiannual Policies

On the date of violation, generate the notification in EXHIBIT 1 to the policyowner.

Violations on Monthly Payment Arrangements

The anniversary processing now in place for all policies, will continue for monthly payment arrangements only. That is, during the annual statement processing, monthly policies with the ME Indicator 'P' will be selected so that a notification to the policyowner (EXHIBIT 2) can be included with the annual statement.

No Violation

--  Set ME Indicator to 'N'
--  Set ME Test Date to equal policy issue date
--  Set MEC Guideline premium to equal the 7-pay premium

REQUEST FOR PAYMENT REVERSAL AND REFUND - ME Indicator 'P'
----------------------------------------------------------

If an NA/MA reversal is accepted on a policy with an ME indicator of 'P', reduce the Violation Amount by the amount of the reversal.

If a NA/MA reversal reduces the Violation Amount to zero, determine if the reversal is taking place before the anniversary preceding the Call-up date or between that anniversary and the Call-up date.

If before the anniversary:

--  Delete Violation Amount
--  Delete ME Date
--  Delete Call-up date
--  Set ME IND to 'N'.

If between the anniversary and the Call-up date:

--  Delete Violation Amount
--  Delete ME Date
--  Delete Call-up date
--  Set ME IND to 'N'
-- Search history for any payments applied since the anniversary and subject those payments to the 7-pay testing.


Call-up date Processing

If ME IND is 'P' on Call-up date change ME Indicator to 'Y' and stop monitoring the policy.

Annual and Semiannual Billing Prior to Anniversary

If a semiannual or annual bill is being produced for a policy which does not have an ME Indicator of 'Y', determine if the amount being billed will cause a TAMRA violation in the current year. If it will, print a special note in the message area of the bill indicating that the payment should be sent to Metropolitan on the anniversary date. (EXHIBIT 3).

(HEAD OFFICE ADDRESS)                                                 (MET LOGO)

    POLICYOWNER  NAME
    POLICYOWNER ADDRESS

Re:  Policy number

Scheduled Premium:                                      District/Branch:
Insured:                                                Telephone:
Plan:                                                   Sales Agency:

Dear:  (POLICYOWNER NAME)

For Federal Income Tax purposes, certain life insurance policies are classified as "Modified Endowment Contracts" when the total premiums paid exceed certain limits. For such policies:

1. Payments an insurance company makes to the policyowner during the life of the insured, such as loans and withdrawals, will be treated first as income and then as recovered investment.

2. Additionally, if you receive a taxable payment before you become 59 1/2 years of age, an additional 10% tax is payable unless you receive payment
    (1) on account of becoming disabled or (2) in a series of substantially equivalent payments over the period of your life expectancy or the combined life expectancy of you and your beneficiary.

Significantly, however, the law does not change the tax treatment of death benefit payments if no distributions are made prior to the death of the insured. Death benefit payments will remain generally tax free to your beneficiary.

As of today, your total premiums paid exceed the Modified Endowment Contract limits by (Viol. Amt). You may choose to leave your policy as is or ask us, in
          -------------
writing, to refund the excess amount to you. If the refund is made before (Anniversary + 60 days, your policy will not be considered a Modified
-----------------------
Endowment Contract.

At Metropolitan, we value your business and are always happy to be of service. If you have any questions about your policy or any aspect of your insurance coverage, please contact your Met Life representative at the telephone number listed above.**

Thank you for the opportunity to serve you.

Sincerely,
VICE-PRESIDENT
TERRITORY
CYCLE DATE

**For CEHO and NEHO, add:".. .or call 1-800-MET LIFE".

                                                      EXHIBIT 1

                             IMPORTANT TAX NOTICE


Your policy is considered a "Modified Endowment Contract" for Federal Income Tax purposes. The tax treatment of Modified Endowment Contracts differs from that of life insurance policies you may have purchased in the past. Two important differences are:

1. Payments an insurance company makes while the insured is alive, such as loans and withdrawals, are be treated first as income and then as recovered investment.

2. If you receive a taxable payment before you become 59 1/2 years of age, an additional l0% tax is payable unless you receive payment (1) on account of becoming disabled or (2) in a series of substantially equivalent payments over the period of your life expectancy or the combined life expectancy of you and your beneficiary.

Although your policy does not provide for a refund of premiums, we are willing
to refund $             of the premium you paid if you request us to do so, in
           ------------
writing, within the next 3 weeks. If the refund is made prior to  anniversary
                                                                 ------------
date + 60 days, your policy will not be considered a Modified Endowment
--------------
Contract.


If no distributions are made from your policy while the insured is alive, the law does not change the tax treatment of death benefit payments. They will remain generally tax free to your beneficiary.

Please send your request to your local Metropolitan office. Your Met Life representative will be pleased to assist you with any questions you may have about your policy.

Thank you for the opportunity to serve you.

Sincerely,
(Vice-President)



                                   EXHIBIT 2

                 STATEMENT FOR MESSAGE AREA OF PREMIUM NOTICE
                 --------------------------------------------

If we receive this payment before (next anniversary), the tax treatment of money withdrawn from your policy may change. To avoid this, your payment should not reach us before (next anniversary).


                                   EXHIBIT 3

                                 Field Release
                                 -------------

Re:     Flexible Premium Multifunded Life(FPMLI) - Special Accounts
        Arrangements.


To:     Field Force


We are pleased to announce that effective immediately, the Government Allotment and Fedematic, Commercial Salary Allotment, and Metropolitan Salary
Allotment Arrangements are available with the FPMLI policy.

The addition of these payment arrangements should increase your sales activity as well as provide the convenience of salary deductions to your clients.

Application For Insurance, Form 036K-16
---------------------------------------

When one of these payment arrangements is requested, question 5A on page 3 of the application should be completed as follows:

  Method of Payment                    ON APPLICATION
  -----------------                    --------------

   Gov't Allot                         Check Gov't Allot.-Mil box
   Fedematic                           Check Gov't Allot.-Civ box
   Commercial Sal. Allot               Check Sal. Sav box & write CSA
   Field Employee Sal. Sav             Check Sal. Sav box & write FESS
   H.O. Employee Sal. Sav              Check Sal. Sav box & write HOSS

Initial Premium and Issue Date
------------------------------

Administrative difficulties sometimes occur in the salary and government allotment programs which delay premium remittances and can result in insufficient policy value situations. To minimize these difficulties, and also due to the investment sensitive nature of the FPMLI product, special procedures have been established with regard to the initial payment.

An initial payment equal to two monthly premiums must be collected with all allotment arrangements for FPMLI policies. Once the application is approved and the policy issued, commissions will be credited. The two monthly premiums will keep the policy inforce until regular premium receipts begin.

For Government Allotment and Fedematic cases where the initial premium is to be paid by allotment, the application will be approved and held in the Underwriting division. The policy will be issued when the first allotment is received in the Home Office.

As with our other UL products, the policy issue dates will be the 1st of the month for CSA, FESS and HOSS, and the 20th for Government Allotment and Fedematic.

Agreement Forms
---------------

The following payroll and allotment agreement forms are to be completed and submitted with the application for insurance, Form 036K-16.

  Government Allotment - Mil
  --------------------------

    Form DA 1341                        Army Allotment Authorization
    Form AF 1548                        Auth. to start, change or stop
    Form 12323                          Armed forces Allot. Certification

  Fedematic
  ---------

    Form 1199A or PS1199A               Direct Deposit Sign-Up
    Form 14962                          Allotment agreement
    Form 14999                          Premium Payment Agreement

  Commercial Salary Allotment
  ---------------------------

    Form 11367                          Employee Request for Pay't of Prems
                                        .. Through the Extra Security Program


  Metropolitan Salary Allotment
  -----------------------------

    Form 11367-A                        Request for the Pay't of prems....
                                        Through Salary Savings Plan

Make sure the appropriate forms contain the required signatures and are dispersed as instructed on the forms.

Transfer to a Special Account Arrangement
-----------------------------------------

Transfers to the above arrangements are permitted if requested by the policyholder. However, premiums that have already been paid will not be refunded if the transfer occurs on other than the anniversary date of the policy. Complete the appropriate form as outlined above, and submit to the New York Home Office. Special Accounts Division, Area 10-VW.

                                    General
                                    -------

The Government Allotment and Fedematic(GA), Commercial Salary Allotment(CSA), Field Employee Salary Allotment(FESS) and Home Office Salary Allotment(HOSS) Programs are now available with FPMLI. These paymethods are available with new business or with existing FPMLI policies.

The application, authorization forms and initial payment will be sent to the Head Office Underwriting Division. After the policies are issued an electronic file will be created by the VantageOne system which will insert the policies to the Special Accounts Disk. Premiums collected for these policies will be electronically applied to the VTG1 system, by the Special Accounts Disk.

Issue processing will differ for FPMLI. Unlike regular UL, the issue dates for FPLMI policies cannot be advanced to cover for the delays which sometimes occur in the receipt of allotments. The issue dates will however continue to be on the 1st for Salary programs and the 20th for Government programs.

To keep the policies inforce until the first allotment is received, an initial payment equaling 2 monthly premiums must be collected witht the application. As these policies can only be issued with a current issue date, approved applications must be held in Underwriting until the 1st or the 20th is reached, depending on the type of allotment arrangement.

These policies can be identified on the VantageOne system as follows:

Mode of Payment                         VantageOne Paymethod Code
---------------                         -------------------------

GA/Fedmatic                                       G
CSA                                               C
FESS/HOSS                                         S

The paymethod is found on the billing screen(BI) of the VTG1 inquiry system. Since FESS and HOSS have the same code S, an additional identifier, 7000500/2 for FESS and 7000500/3 for HOSS will be established on Bank I.D area of the billing screen.

The following changes to VTGI will electronically update the Special Accounts Disk.

   Status Changes
   Premium Changes
   Paymethod Changes
   Address Changes
   District Changes
Instructions for the Head Office areas follow.

                  UNDERWRITING AND ISSUE AND TERM CONVERSIONS
                  -------------------------------------------


FPMLI special accounts policies will bear issue dates of the 1st or the 20th of the month. An 'approve and hold' procedure will apply to these cases.

Advance Payment Received With Application
-----------------------------------------

MODE                    Approved On             Action To Be Taken:


GA/Fedemaatic           1st to 20th             Hold until the 20th of
                                                current month and issue on
                                                that day

                        21st to 31st            Backdate to the 20th of
                                                current month

CSA/FESS/HOSS           1st to 7th              Issue on the 1st of the
                                                current month

                        8th to 31st             Hold until the 1st of the
                                                following month and issue
                                                on that day


Initial Payment By Allotment
----------------------------

MODE                    Approved On             Action To Be Taken:

GA &                    Anytime                 Contact NYHO Special
Fedematic                                       Accounts to determine when
                                                allotment has been received.
                                                Issue policy on the 20th of the
                                                month money was rec'd

Edit messages will appear online if issue dates other than the 1st or the 20TH are entered.


Policy Records
--------------

The mode of payment shown on page 3 of the policy will be 'monthly'. The Agent's Record Card will show monthly/CSA, monthly/FESS, monthly/Gov't or monthly/HOSS.

Mode of payment rider pages have been discontinued and therefore were not developed for this product.

Forms Distribution
------------------

Submit all authorization forms to the Special Accounts Division in the Home Office as is currently done. Make certain that a copy of the Agent's Record Card accompanies each authorization. For Government Allotment & Fedematic cases where the initial payment is by allotment, the attached form (exhibit I) is to be used to send the authorization for these policies to the Home Office. The Home Office will reply via Bulletin, indicating that the first payment has been received.

A copy of all forms are to be retained for microfilming with the original application.

Reissues
--------

Special Account reissue rules are the same as any other FPMLI policies. Review the 'BI' screen of the VTGl system to determine the status of the policy.

If the status is unplaced 'W'

        --Process VTGI transaction QA-N to change status to 'N' for not-taken

        --Update VTGI user area line 4 on each policy in the usual manner

If the policy is placed, status 'A' for active, refer to the premium payment processing area in your office for handling.

In either case, complete exhibit 2 and send it along with the new Agent's Record Card and copies of the authorization forms to the Special Accounts Division in the Home Office.

                              FES/ADMINISTRATION
                              ------------------


Premium Payments

An advance pay equalling 2 monthly premiums will be received on these cases. The advance payment and placing should be handled the regular way. Subsequent payments will be processed by Special Accounts each month.

The applicable VTGI memo code used by Special Accounts are:

                GA   Gov't allotment
                ES   Commer. sal. allot
                SS   Metropolitan sal. sav

Recalls involving these memo codes should be refetred to Special Accounts in the Home office. You may recall payments applied by your office.

Reissues
--------

Process VTG1 transaction QA-C as is currently done to make the old policy not-taken. Reapply necessary monies to the new policy. Update VTG1 User Area line 4 as is currently done.

Transfers
---------

Existing FPMLI policies can be transferred to a Special Account arrangement. Requests for transfers to the special Account modes of payment are to be referred to the Home Office.

TO:     SPECIAL ACCOUNTS DIVISION
        NY HOME OFFICE


               SALARY ALLOTMENT AND MISCELLANEOUS ACCOUNTS SECTION (AREA 10V)
--------------

               GOVERNMENT ALLOTMENT RECORD SECTION (AREA 10VW)
--------------

Original Policy Number                             Name
                      ---------------------------       ---------------------

Employee or Social                                 Branch of
Security Number                                    Service
                --------------------------------            -----------------


-------------------------   ------------------------   ------------------------
    Monthly Premium               District                  (Issue Date)


[_]  The above policy has been reissued to Policy Number
                                                         ----------------------
     Issue date                  .  Please start deductions with premium due
                ----------------
                             and update the Allotment disk file where necessary.
     -----------------------
          (enter date)

[X]  The above policy was issued on                 (Salary Authorization Form
                                    ---------------
     Attached). Please update all necessary records so that allotment processing may take place on schedule.

[_] The above policy was made Not Taken. Please inhibit all future payment activity and refund premiums accordingly.


[_]  Additional Comments:
                          ------------------------------------------------------

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